Exhibit 99.5

Private & Confidential – For Internal Use Only – October 9, 2006

PNC / MBC: KEY MESSAGES

For Internal Use Only by Mercantile Managers
NOT FOR DISTRIBUTION

Overall:

•	Mercantile announced Monday that it has reached an agreement to be acquired by PNC for approximately $6 billion in stock and cash valued at the time of announcement at $47.24 a share. The deal will make PNC a top-10 bank by market capitalization. The transaction is subject to shareholder and regulatory approvals and is expected to close in the first quarter of 2007. More details are available in the press release issued today and posted on our website and MercNet. You will also find there a link to the investor presentation, a message from Ned Kelly and answers to some Frequently Asked Q uestions. An information package on PNC will be delivered to all employees by the end of the week.

•	This is an extremely complementary transaction that is primarily about growth and creating a larger, stronger leader focused on our traditional market segments—middle-market banking, small businesses, retail, and high net worth individuals and institutional wealth management clients.

•	PNC brings Mercantile greater scale, a broader product portfolio, a stronger retail platform, and robust technology, all of which will allow us to serve customers even more broadly and effectively than we have historically.

•	This greater scale and scope in all areas of our business will enable us to invest for the future and create even more opportunities for growth.

•	This was a difficult decision for Mercantile’s Board and senior management team, given our strong performance and rich history; however, we firmly believe that it is the right one and that this transaction is in the best interests of our shareholders, customers, employees and the communities we serve.

•	PNC’s strong desire to join forces with us, and the premium they are willing to pay, reflects your extraordinary performance over the years and the quality of the franchise you have built. We are important to PNC strategically and will help them create a powerhouse in the mid-Atlantic region and beyond.

Internal / Employee: What Does This Mean For Me?

•	This transaction is a positive one for most of our employees as it will strengthen and broaden our organization, provide greater opportunities for many employees over time, and continue to foster the most important parts of the Mercantile heritage and culture.

Private & Confidential – For Internal Use Only – October 9, 2006

•	In dealing with PNC, we have been very impressed by the similarity of their culture and ours. In fact, their value statement is virtually identical to Mercantile’s. In banking, they share our focus on our traditional customer segments, regional structure, dedication to customer service, and commitment to the communities where they operate. They also treat their employees well, including offering a very generous and competitive benefits package. PNC’s philosophy is that high employee satisfaction equates to high customer satisfaction.Of course, no two organizations are exactly alike, so we will learn more about their approachand process as the integration unfolds.

•	PNC has high regard for our wealth management business, and it is also a critical aspect of their strategic rationale for the transaction. They have significant plans to expand this business.

•	This transaction is primarily about growth, and there is limited overlap in our businesses and the regions we serve. Mercantile is joining with a high performing, growing organization.

•	PNC is undertaking this transaction because it wants to expand into our regions. PNC recognizes the importance of Mercantile’s people to the future success of the combined company, and the many people who have been instrumental in building and retaining customer relationships will have important roles going forward.

•	There have not been any firm decisions made about reductions in staff anywhere in our workforce at this point. However, there will be some cost savings, over $100 million worth, which we anticipate will result in some workforce reductions in areas where there is overlap.
We will keep employees informed of personnel issues throughout the integration planning process.

•	We are committed to treating all employees fairly and with the utmost respect during this process. We will notify any affected employees as soon as possible so he or she can start planning for change.

•	Employees are critical to making this transaction a success. A joint integration team will be named in the coming weeks, and Mercantile employees will play visible and important roles in this process.

•	There is nothing that will serve employees better than staying focused on doing their jobs. After our two organizations thoroughly review the structure of the combined company, we will meet with all employees to discuss the future.

•	Your management team will maintain an open door policy and continue to communicate with you as decisions are made and new information becomes available.

•	It is important to note that we will not begin integrating our business until after closing, which is expected in the first quarter of 2007. So it is business as usual, and there will be minimal changes or disruption until then.

Private & Confidential – For Internal Use Only – October 9, 2006

Local: What Does This Mean For Our Community?

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PNC shares Mercantile’s heritage of strong support for their local communities. PNC has a long-standing commitment to being a good corporate citizen and has a long history of strengthening and enriching the lives of the people in the communities where it operates.

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PNC partners with organizations that benefit the community, employees, customers and shareholders and donates over $25 million annually to charitable causes and communities. PNC’s employee volunteer programs and policies are among the best in corporate America.

•	PNC expects to maintain a significant presence in the greater Baltimore-Washington area and will be committed to growing employment in the region. This is a key area of expansion for PNC.

•	PNC has committed to donating $25 million to the Mercantile Fund at the Baltimore Community Foundation – a fund dedicated to addressing the needs of our area. This is only a first step in what will be PNC’s ongoing commitment to strong and active involvement in our communities.

•	PNC has a well-established commitment to low and moderate income communities and a track record of investment in areas where it acquires businesses. It announced a $1.15 billion investment plan for the Greater Washington Area focused on affordable housing and economic development following its Riggs acquisition.

•	Mercantile’s regional footprint will also benefit from PNC’s signature cause – Grow Up Great – a 10-year, $100 million investment to help improve school readiness of millions of children.

Customers: What Does This Mean For My Customers?

•	The combination of Mercantile and PNC creates substantial opportunities to better serve our customers.

•	PNC brings us a broader product set, great technology, more convenient banking access, and additional capacity to lend.

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PNC is, like us, a regional bank focused on our traditional customer segments--middle market banking, small business, retail, and wealth management--and customers will see the same culture and local approach reflected in the combined company. Its investment and wealth management business mirrors our focus on high net worth individuals and quality institutional business.

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Most customers will see little change at all in terms of their day-to-day interaction with us – they will likely continue to have the same relationship manager, go to the same branch location and have access to their existing services. Our commitment to customer service remains unchanged, and PNC is committed to maintaining the customer contact personnel who have provided outstanding service to Mercantile customers in the past.

Private & Confidential – For Internal Use Only – October 9, 2006

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There will be some changes following closing – such as the change of affiliate offices to the PNC bank name – however, PNC’s integration experience and brand focus will help to ease the conversion process and preserve continuity in the banking relationship.

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We ask that all customer-facing employees respond to clients quickly if clients have questions or concerns about this transaction. We expect that you will respond positively about the impact this will have on them. Your senior managers will assist you with answering any questions you are unable to address.

•	Until close, customers will bank as they always have. Early next year, customers will receive information about their accounts and how they will be converted to a PNC Bank customer.

What is Ned Kelly’s Perspective

•	Mercantile’s strong growth over the last few years has created value for Mercantile’s shareholders, employees and the local community.

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Mercantile has a loyal and growing customer base; we have expanded the franchise and improved its growth profile through three major acquisitions in the past four years; and we grew earnings and net income by roughly 20% last year.

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Mercantile’s strong position in our sector and our compelling financial performance resulted in an offer from PNC representing a nearly 30% market premium. The value of the deal is nearly $6 billion – more than double the value of the firm when we announced the F&M transaction in March 2003.

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This was a very difficult decision for the Board and Ned Kelly. Our strategy has always been to continue to build Mercantile into the leading financial institution in the mid-Atlantic region, preserve our heritage, serve our customers, deliver for our shareholders and employees, and give back to the community. The combination with PNC in many ways permits us to advance those objectives years ahead of plan.

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We have always had great belief in the promise of our business as an independent entity. But with changes and consolidation in our industry, as well as the strength and momentum of both companies, we would have been shortsighted not to recognize the value in this transaction for our shareholders, customers and most of our employees.

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This is the right time for Mercantile to join forces with another leading institution, and PNC is the right buyer to ensure that Mercantile continues to grow and prosper. Careful consideration was given to the impact of a sale on shareholders, employees, customers, and the local community.

Private & Confidential – For Internal Use Only – October 9, 2006

IWM-Specific

•	PNC has high regard for our wealth management business, and we are a critical aspect of their strategic rationale for the transaction. They have significant plans to expand this business.

•	PNC’s strong investment and wealth management business, with over $50 billion in assets under management, will add considerable scale and scope to our IWM business and allow us to grow and compete more effectively.

•	PNC is an excellent cultural fit with a rich trust background, similar to ours. The core of their wealth management business is the former Provident National, founded in 1895, one of the nation’s great trust companies that served Philadelphia’s major families and institutions.
They have a dedicated family office group with $10 billion in assets under management andhave a significant Taft-Hartley client base.

•	They have an extremely broad investment platform including BlackRock, one of the world’s premier investment management companies, of which they own 34%. They also have an extensive open architecture platform that is significantly broader than ours, and which includes many additional asset classes. In fact, they were one of the first companies to adopt open architecture in 1999 and it has served them well: approximately 50% of their assets under management are in non-proprietary product.

•	They provide us with a broader geographic presence, including access to new markets like Florida and Connecticut, as well as an expanded presence in Washington, DC.

•	PNC’s similar culture extends to their managerial approach, with serious commitments to team structure, professional training and incentive compensation.

•	Your day-to-day jobs and our expectations of you will not change significantly. We continue to expect Mercantile IWM employees to maintain the highest ethical standards, do your jobs well, and seek opportunities to help and support the integration.

MOC & HQ-Specific

•	MOC and HQ will have some areas of overlap with PNC; however, we believe there are potential opportunities for a number of our employees in these areas.

•	You will be very important to the integration process, and we ask that you to continue to remain focused on doing your jobs well.

•	There may be potential opportunities for Mercantile employees within the PNC organization, and Mercantile managers will do their best to help identify these opportunities for you. Showing PNC how committed and capable you are in the coming months will support these efforts.

Private & Confidential – For Internal Use Only – October 9, 2006

•	Those employees who may be affected will be treated fairly and receive generous severance packages and outplacement support (if affected within one year of close).

•	No decisions have been made yet, but there may be opportunities for some members of our Ops/IT staff as PNC considers its operational needs in this region.

DC-Specific

•	Due to PNC’s Riggs acquisition, Washington, D.C. is one of the only areas where there is any potential overlap in our branch network.

•	Fortunately, the Riggs assets that PNC bought were heavily concentrated in the District of Columbia, while Mercantile’s branches are primarily in the surrounding counties in Maryland and Virginia.

•	Given the growth of this market and PNC’s aggressive expansion plans in this region, we expect minimal branch consolidation.

•	Both PNC and Mercantile branches will be evaluated on a case-by-case basis, with consideration given to performance, customer base, and other factors.

Lead Bank-Specific

•	There is minimal overlap in our branches or our customer facing people and we don’t anticipate many changes in this area.

•	PNC will name a regional leader and will likely have some local support staff.

•	We believe PNC’s credit approval process to be through dual signature versus our committee process.

•	PNC has a robust asset-based lending business and an extensive capital markets business.

•	PNC participates in a joint venture with Wells Fargo for single-family origination like Mercantile.

•	PNC does not have a Fannie May DUS license and are excited about inheriting ours.

Affiliates-Specific

•	Affiliate CEOs will continue to run their banks at least through closing. Structurally, Mercantile’s banking affiliates will merge into PNC Bank.

•	PNC has traditionally operated though a regional structure with regional presidents, and with a strong community focus. It uses a single bank charter and utilizes regional advisory boards in a number of its markets.

Private & Confidential – For Internal Use Only – October 9, 2006

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

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Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.

•	The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•	The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.

•	The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of

Private & Confidential – For Internal Use Only – October 9, 2006

Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.